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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 12, 2003

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-14242	52-1256615

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-I Old Columbia Road, Columbia, Maryland	21046-1705

(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code:	(410) 290-5390

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On December 12, 2003, Celsion Corporation (the “Company”) completed a private placement of 4,550,000 shares of its common stock, par value $0.01 per share and warrants to purchase 1,365,000 shares of common stock (representing 30% warrant coverage) exercisable at $1.25 per share. The placement was priced at $0.88 per share and associated warrant and yielded gross proceeds of approximately $4 million. The proceeds from the private placement will, after the payment of transaction costs, be used to continue the development of the Company’s heat-activated liposomes and Cancer Repair Inhibitor (CRI) technologies and for working capital and general corporate purposes through the end of 2004. The Company also issued warrants to purchase approximately 945,000 shares of common stock, exercisable at $1.25 per share, as compensation to its placement agent.

     On December 16, 2003, the Company issued a press release regarding the closing of the private placement. A copy of that press release is attached as Exhibit 99.1 to this Report on Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELSION CORPORATION
Date: December 18, 2003	By:	/s/ Anthony P. Deasey Anthony P. Deasey Executive Vice President-Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Registrant’s Press Release dated December 16, 2003